Exhibit 23
W. R. Berkley Corporation Profit Sharing Plan
Consent of Independent Registered Public Accounting Firm

The Plan Administrator
W. R. Berkley Corporation Profit Sharing Plan:
We consent to the incorporation by reference in the Registration Statement No. 333-205226 on Form S-8 of W. R. Berkley Corporation of our report dated June 29, 2017 with respect to the statements of net assets available for plan benefits of the W. R. Berkley Corporation Profit Sharing Plan (the “Plan”) as of December 31, 2016 and 2015, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 2016, and the related supplemental schedules, Schedule H, line 4i — Schedule of Assets (Held at End of Year) — December 31, 2016 and Schedule H, line 4a — Schedule of Nonexempt Transactions for Delinquent Participant Contributions — year ended December 31, 2016, which report appears in the December 31, 2016 annual report on Form 11-K of the Plan.
/s/ KPMG LLP
New York, New York
June 29, 2017